UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 27, 2016

Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 694-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 27, 2016, at the 2016 Annual Meeting of Shareholders (the "Annual Meeting") of Cliffs Natural Resources Inc. (the “Company”), the shareholders of the Company (the "Shareholders") approved the Cliffs Natural Resources Inc. Amended and Restated 2014 Nonemployee Directors' Compensation Plan (the “Amended Directors' Plan”). The Amended Directors' Plan replaces the Company's existing 2014 Nonemployee Directors' Compensation Plan (the "2014 Directors' Plan") and amends and restates in its entirety the 2014 Directors' Plan. The Amended Directors' Plan increases the maximum number of shares available for awards from 300,000 to 1,050,000, an increase of 750,000 of the Company’s common shares. Other than this increase in the aggregate number of common shares available for issuance, the Amended Directors' Plan does not include any substantive changes to the terms of the 2014 Directors' Plan. Because the Shareholders approved the Amended Directors' Plan, it became effective and replaced the 2014 Directors' Plan on April 27, 2016, with the effect that outstanding awards will continue in full force and effect in accordance with their terms.
The Amended Directors' Plan authorizes the Governance and Nominating Committee of the Board of Directors of the Company to provide equity-based compensation in the form of restricted shares, restricted stock units, deferred shares, dividend equivalents and certain other awards denominated or payable in, or otherwise based on the Company's common shares or factors that may influence the value of the Company's common shares. The purpose of the Amended Directors' Plan is to allow for payment to the Company's nonemployee directors of a portion of the compensation earned by them for services as directors in common shares or other share-based awards in order to further align the interests of such directors with the Shareholders. In addition, the Amended Directors' Plan provides nonemployee directors with opportunities to defer receipt of any or all of such compensation. No grants may be made under the Amended Directors' Plan after April 27, 2026, which date is ten years after the date on which Shareholders approved the Amended Directors' Plan.
The description of the Amended Directors' Plan contained herein is qualified in its entirety by reference to the complete terms and conditions of the Amended Directors' Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Shareholders of the Company was held on April 27, 2016. The final voting results for the proposals submitted for a vote of Shareholders at the Annual Meeting are set forth below:
As of February 29, 2016, there were 180,109,771 common shares of the Company entitled to vote at the Annual Meeting. Each such share was entitled to one vote. There were present at the Annual Meeting, in person or by proxy, holders of 140,886,796 common shares representing more than a majority of the voting power and constituting a quorum.
At the meeting, the Shareholders voted on the following items:
Proposal No. 1 - Election of Directors
All of the Company's nominees were elected as directors by the votes indicated below for a term that will expire on the date of the 2017 annual meeting of Shareholders:

NOMINEES	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
John T. Baldwin	70,357,275	1,810,657	579,243	68,139,621
Robert P. Fisher, Jr.	68,845,468	3,320,020	581,687	68,139,621
Lourenco Goncalves	70,260,602	1,918,361	568,212	68,139,621
Susan M. Green	69,980,453	2,147,318	619,404	68,139,621
Joseph A. Rutkowski, Jr.	69,022,451	3,144,383	580,341	68,139,621
James S. Sawyer	70,340,466	1,772,459	634,250	68,139,621
Michael D. Siegal	70,199,168	1,963,074	584,933	68,139,621
Gabriel Stoliar	70,218,018	1,907,953	621,204	68,139,621
Douglas C. Taylor	68,706,412	3,383,142	657,621	68,139,621

Proposal No. 2 - Approval of Amended and Restated 2014 Nonemployee Directors' Compensation Plan
This proposal received an affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote. The voting results were as follows:

FOR	67,157,865
AGAINST	4,638,178
ABSTAIN	951,132
BROKER NON-VOTES	68,139,621

Proposal No. 3 - Approval on an Advisory Basis of the Compensation of the Named Executive Officers
This proposal received an affirmative vote of more than a majority of the shares present, in person or by proxy, and entitled to vote. The voting results were as follows:

FOR	41,695,899
AGAINST	30,128,991
ABSTAIN	922,285
BROKER NON-VOTES	68,139,621

Proposal No. 4 - Shareholder Proposal on Majority Vote in Director Elections
This proposal was defeated as it did not receive an affirmative vote of more than a majority of the shares present, in person or by proxy, and entitled to vote. The voting results were as follows:

FOR	27,709,275
AGAINST	43,999,181
ABSTAIN	1,038,719
BROKER NON-VOTES	68,139,621

Proposal No. 5 - Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2016
This proposal received an affirmative vote of more than a majority of the shares present, in person or by proxy, and entitled to vote. The voting results were as follows:

FOR	136,555,489
AGAINST	3,415,623
ABSTAIN	915,684

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Cliffs Natural Resources Inc. Amended and Restated 2014 Nonemployee Directors' Compensation Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

Date:	May 2, 2016	By:	/s/ James D. Graham
Name: James D. Graham
Title: Executive Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Cliffs Natural Resources Inc. Amended and Restated 2014 Nonemployee Directors' Compensation Plan